Zions Bancorporation, N.A. One South Main Salt Lake City, UT 84133 July 19, 2021
www.zionsbancorporation.com
Second Quarter 2021 Financial Results: FOR IMMEDIATE RELEASE
Investor and Media Contact: James Abbott (801) 844-7637

Zions Bancorporation, N.A. reports: 2Q21 Net Earnings of $345 million, diluted EPS of $2.08 compared with 2Q20 Net Earnings of $57 million, diluted EPS of $0.34, and 1Q21 Net Earnings of $314 million, diluted EPS of $1.90

SECOND QUARTER RESULTS

$2.08	$345 million	2.79%	11.3%
Net earnings per diluted common share	Net Earnings	Net interest margin (“NIM”)	Common Equity Tier 1

SECOND QUARTER HIGHLIGHTS¹

Net Interest Income and NIM	•	Net interest income was $555 million, compared with $563 million
	•	NIM was 2.79%, compared with 3.23%, and was significantly impacted by lower interest rates and higher average cash balances of $10.3 billion, compared with $1.6 billion

Operating Performance	•	Pre-provision net revenue ("PPNR") was $339 million, up 32%, and adjusted PPNR² was $290 million, down 3%
	•	Noninterest expense was $428 million, down less than 1%, which included a $9 million success fee accrual associated with SBIC investments, and adjusted noninterest expense[2] was $419 million, up 4%
	•	The efficiency ratio² was 59.1%, compared with 57.3%

Loans and Credit Quality	•	Loans and leases were $51.4 billion, down $3.7 billion, or 7%; excluding PPP, loans and leases were $46.9 billion, down $1.5 billion, or 3%
	•	Nonperforming assets[3] were $307 million, or 0.7%, of loans (ex-PPP), compared with $344 million, or 0.7%, of loans (ex-PPP)
	•	The provision for credit losses was a negative $123 million, compared with a positive $168 million
	•	The allowance for credit losses was 1.2% of loans (ex-PPP), compared with 1.9% of loans (ex-PPP)

Capital	•	The CET1 capital ratio was 11.3%, compared with 10.2%
	•	Preferred stock redemption of $126 million at par value

Notable items	•	The net unrealized gain for the SBIC investment in Recursion Pharmaceuticals, Inc. was $54 million, or $0.25 per share[4] ($63 million unrealized gain less $9 million success fee accrual)
	•	About 12,000 PPP loans were forgiven by the SBA, totaling $2.4 billion, which contributed $36 million of interest income through accelerated recognition of net unamortized deferred fees
	•	Deposits were $76.1 billion, up $10.4 billion, or 16%, resulting in a loan-to-deposit ratio of 68%. Deposit growth has been impacted by government stimulus programs

CEO COMMENTARY

Harris H. Simmons, Chairman and CEO of Zions Bancorporation, commented, “We are pleased with the financial results of the second quarter of 2021. Perhaps most notably, credit performance continues to be very strong as evidenced by modest net recoveries on loans. We also now believe that future losses will be significantly less than previously expected, with the result that we released more than $120 million of our allowance for credit losses.”

Mr. Simmons continued, “Excluding PPP loans, we were also pleased with the relative stability of period-end loan balances, as well as a continued strong performance in the growth of deposits, with noninterest bearing deposits equaling nearly one half of total deposits at quarter end. Finally, our capital position is particularly strong relative to our risk profile, with our CET1 ratio reaching 11.3%, up from 10.2% at the beginning of the pandemic.”

OPERATING PERFORMANCE[3]
1 Comparisons noted in the bullet points are calculated for the current quarter versus the same prior-year period, unless otherwise specified.
2 For information on non-GAAP financial measures, see pages 16-18.
3 Does not include banking premises held for sale.
4 EPS calculations assume a 24.5% statutory tax rate.

ZIONS BANCORPORATION, N.A.
Press Release – Page 2
July 19, 2021
Comparisons noted in the sections below are calculated for the current quarter versus the same prior-year period, unless otherwise specified. Growth rates of 100% or more are considered not meaningful (“NM”) as they are generally reflective of a low initial starting point.
RESULTS OF OPERATIONS

Net Interest Income and Margin
				2Q21 - 1Q21		2Q21 - 2Q20
(In millions)	2Q21	1Q21	2Q20	$	%	$	%
Interest and fees on loans	$492	$488	$514	$4	1%	$(22)	(4)%
Interest on money market investments	4	3	1	1	33	3	NM
Interest on securities	74	71	80	3	4	(6)	(8)
Total interest income	570	562	595	8	1	(25)	(4)
Interest on deposits	7	9	23	(2)	(22)	(16)	(70)
Interest on short- and long-term borrowings	8	8	9	—	—	(1)	(11)
Total interest expense	15	17	32	(2)	(12)	(17)	(53)
Net interest income	$555	$545	$563	$10	2	$(8)	(1)
				bps		bps
Yield on interest-earning assets[1]	2.86%	2.95%	3.41%	(9)		(55)
Rate paid on total deposits and interest-bearing liabilities[1]	0.08%	0.09%	0.19%	(1)		(11)
Cost of total deposits[1]	0.04%	0.05%	0.15%	(1)		(11)
Net interest margin[1]	2.79%	2.86%	3.23%	(7)		(44)
1 Rates are calculated using amounts in thousands and taxable-equivalent rates are used where applicable.
Net interest income decreased $8 million, or 1%, to $555 million in the second quarter of 2021, from $563 million in the second quarter of 2020. Total interest income decreased $25 million, or 4%, due to a $22 million decrease in interest and fees on loans and a $6 million decrease in interest on securities. The decrease in total interest income was primarily attributable to the lower interest rate environment. Interest expense decreased $17 million, or 53%, due to a $16 million decline in interest paid on deposits and a $1 million decline in interest paid on short- and long-term borrowings. The decreases were attributable to lower rates on both categories and reduced balances of borrowed funds, given strong deposit growth of $10 billion, or 16%.
The net interest margin compressed to 2.79%, compared with 3.23% in the same prior year period. The yield on average interest-earning assets was 2.86% in the second quarter of 2021, a decrease of 55 basis points, compared with the same prior year quarter. Average money market investments, including short-term deposits held at the Federal Reserve, increased to 12.7% of average interest-earning assets, compared with 2.3% in the same prior year period. This increase had a significant dilutive effect on the net interest margin.
Average interest-earning assets included $5.9 billion of Small Business Administration ("SBA") Paycheck Protection Program ("PPP") loans with a yield of 4.56%. During the second quarter of 2021, about 12,000 PPP loans, totaling $2.4 billion, received forgiveness by the SBA and contributed $36 million of interest income through accelerated recognition of net unamortized deferred fees on these loans. Total interest income from PPP loans was $68 million during the second quarter of 2021. As of June 30, 2021, unamortized net origination fees related to the PPP loans totaled approximately $137 million.
The yield on loans decreased 6 basis points from the second quarter of 2020, and, excluding PPP loans, the yield on loans decreased 23 basis points from the second quarter of 2020. The decrease was primarily due to lower benchmark interest rates, but also reflected continued pricing pressure, which was partially attributable to the surplus liquidity in the marketplace. The yield on non-PPP loans originated during the second quarter of 2021 was moderately less than
- more -

ZIONS BANCORPORATION, N.A.
Press Release – Page 3
July 19, 2021
the yield on loans maturing or otherwise paying down. The yield on securities decreased 49 basis points from the second quarter of 2020, primarily from lower yields on investments purchased in previous quarters.
The annualized cost of total deposits for the second quarter of 2021 was 0.04%, compared with 0.15% for the second quarter of 2020. The rate paid on total deposits and interest-bearing liabilities was 0.08%, a decrease from 0.19% during the second quarter of 2020, which was primarily due to lower deposit rates and strong noninterest bearing deposit growth. Average noninterest bearing deposits as a percentage of total deposits were 49% for the second quarter of 2021, compared with 46% for the same prior year period.

Noninterest Income
				2Q21 - 1Q21		2Q21 - 2Q20
(In millions)	2Q21	1Q21	2Q20	$	%	$	%
Commercial account fees	$34	$32	$30	$2	6%	$4	13%
Card fees	24	21	19	3	14	5	26
Retail and business banking fees	18	17	15	1	6	3	20
Loan-related fees and income	21	25	27	(4)	(16)	(6)	(22)
Capital markets and foreign exchange fees	17	15	18	2	13	(1)	(6)
Wealth management fees	12	12	9	—	—	3	33
Other customer-related fees	13	11	12	2	18	1	8
Customer-related fees	139	133	130	6	5	9	7
Fair value and nonhedge derivative income (loss)	(5)	18	(12)	(23)	NM	7	58
Dividends and other income	8	7	3	1	14	5	NM
Securities gains (losses), net	63	11	(4)	52	NM	67	NM
Total noninterest income	$205	$169	$117	$36	21	$88	75

Total noninterest income for the second quarter of 2021 increased $88 million, or 75%, to $205 million, from $117 million for the prior year quarter. Total customer-related fees increased to $139 million from $130 million for the same periods. Card fees increased $5 million, commercial account fees increased $4 million, and wealth management and retail and business banking fees both increased $3 million, all primarily due to improved customer transaction volume and new client activity. Loan-related fees and income decreased $6 million, primarily due to a decline in our residential mortgage originations held for sale.
Securities gains increased $67 million from the second quarter of 2020, largely as a result of a $63 million unrealized gain related to the successful completion of an initial public offering (“IPO”) of one of our Small Business Investment Company (“SBIC”) investments, Recursion Pharmaceuticals, Inc. This investment will be marked-to-market until we fully divest of our shares, which are subject to a minimum 180-day lock-up period from the initial offering. An associated $9 million accrued success fee will also be adjusted based on the mark-to-market value of the investment.
We also recognized a $5 million loss related to a credit valuation adjustment (“CVA”) on client-related interest rate swaps, compared with a $12 million CVA loss in the second quarter of 2020. The CVA loss for the current quarter was primarily due to a decline in interest rates, which increased the value of, and our credit exposure to, the client-related interest rate swaps.
- more -

ZIONS BANCORPORATION, N.A.
Press Release – Page 4
July 19, 2021

Noninterest Expense
				2Q21 - 1Q21		2Q21 - 2Q20
(In millions)	2Q21	1Q21	2Q20	$	%	$	%
Salaries and employee benefits	$272	$288	$267	$(16)	(6)%	$5	2%
Occupancy, net	33	33	32	—	—	1	3
Furniture, equipment and software, net	32	32	32	—	—	—	—
Other real estate expense, net	—	—	—	—	—	—	—
Credit-related expense	6	6	6	—	—	—	—
Professional and legal services	17	20	10	(3)	(15)	7	70
Advertising	4	5	3	(1)	(20)	1	33
FDIC premiums	6	7	7	(1)	(14)	(1)	(14)
Other	58	44	73	14	32	(15)	(21)
Total noninterest expense	$428	$435	$430	$(7)	(2)	$(2)	—
Adjusted noninterest expense [1]	$419	$440	$402	$(21)	(5)	$17	4
1 For information on non-GAAP financial measures, see pages 16-18.
Noninterest expense declined $2 million, when compared with the second quarter of 2020. This decline was largely attributable to a $15 million decrease in other noninterest expense, primarily due to the $28 million pension plan termination-related expense recognized during the second quarter of 2020, and partially offset by a $9 million success fee accrual related to the IPO of the SBIC investment previously discussed. Salaries and benefits expense increased $5 million, or 2%, primarily due to higher profit sharing as a result of improved profitability. Professional and legal services expense increased $7 million, or 70%, primarily due to various technology-related and other outsourced services.
Adjusted noninterest expense increased $17 million, or 4%, to $419 million, compared with $402 million for the same prior year quarter, primarily due to the increases in salaries and benefits and professional and legal services expenses previously discussed. The efficiency ratio was 59.1%, compared with 57.3% for the second quarter of 2020. For information on non-GAAP financial measures, including differences between noninterest expense and adjusted noninterest expense, see pages 16-18.
BALANCE SHEET ANALYSIS

Asset Quality
				2Q21 - 1Q21		2Q21 - 2Q20
(In millions)	2Q21	1Q21	2Q20	bps		bps
Ratio of nonperforming assets[1] to loans and leases and other real estate owned	0.60%	0.61%	0.62%	(1)		(2)
Annualized ratio of net loan and lease charge-offs to average loans	(0.02)%	0.06%	0.23%	(8)		(25)
Ratio of total allowance for credit losses to loans[2] and leases outstanding, at period end	1.12%	1.30%	1.66%	(18)		(54)
Ratio of total allowance for credit losses to loans[2] and leases outstanding (excluding PPP loans), at period end	1.22%	1.48%	1.88%	(26)		(66)
				$	%	$	%
Classified loans	$1,557	$1,660	$1,477	$(103)	(6)%	$80	5%
Nonperforming assets[1]	308	327	344	(19)	(6)	(36)	(10)
Net loan and lease charge-offs (recoveries)	(2)	8	31	(10)	NM	(33)	NM
Provision for credit losses	(123)	(132)	168	9	7	(291)	NM
1 Does not include banking premises held for sale.
2 Does not include loans held for sale.
- more -

ZIONS BANCORPORATION, N.A.
Press Release – Page 5
July 19, 2021
Net loan and lease recoveries were $2 million in the second quarter of 2021, compared with net charge-offs of $31 million in the prior year quarter. The ratio of nonaccrual loans and accruing loans past due 90 days or more to loans and leases (ex-PPP) was 0.66%, compared with 0.73% for the second quarter of 2020, and the ratio of classified loans to total loans and leases (ex-PPP) was 3.3%, compared with 3.0%, for the prior year quarter.
We recorded a negative $123 million provision for credit losses, compared with a negative $132 million provision during the first quarter of 2021, and a positive $168 million provision for the second quarter of 2020. The allowance for credit losses (“ACL”) was $574 million at June 30, 2021, compared with $695 million at March 31, 2021, and $914 million at June 30, 2020. The decrease in the ACL was due largely to an improvement in the economic outlook, compared with the more stressed economic outlook at the outset of the COVID-19 pandemic. The ratio of total ACL to total loans and leases (ex-PPP) was 1.22% at June 30, 2021, compared with 1.48% at March 31, 2021, and 1.88% at June 30, 2020.

Loans and Leases
				2Q21 - 1Q21		2Q21 - 2Q20
(In millions)	2Q21	1Q21	2Q20	$	%	$	%
Loans held for sale	$66	$77	$105	$(11)	(14)%	$(39)	(37)%
Loans and leases:
Commercial – excluding PPP loans	24,700	24,499	25,018	201	1	(318)	(1)
Commercial – PPP loans	4,461	6,465	6,690	(2,004)	(31)	(2,229)	(33)
Commercial real estate	12,108	12,060	11,954	48	—	154	1
Consumer	10,129	10,448	11,467	(319)	(3)	(1,338)	(12)
Loans and leases, net of unearned income and fees	51,398	53,472	55,129	(2,074)	(4)	(3,731)	(7)
Less allowance for loan losses	535	646	860	(111)	(17)	(325)	(38)
Loans and leases held for investment, net of allowance	$50,863	$52,826	$54,269	$(1,963)	(4)	$(3,406)	(6)

Unfunded lending commitments and letters of credit	$25,689	$25,487	$24,229	202	1	1,460	6

Loans and leases, net of unearned income and fees, decreased $3.7 billion, or 7%, to $51.4 billion at June 30, 2021, from $55.1 billion at June 30, 2020, primarily due to the forgiveness of PPP loans. Excluding PPP loans, total loans and leases decreased $1.5 billion, or 3%, to $46.9 billion at June 30, 2021, including a $0.3 billion, or 1%, decrease in commercial loans, as economic uncertainty and an abundance of liquidity in the marketplace continued to adversely impact loan demand. Within commercial loans, a $1.1 billion decrease in commercial and industrial loans was partially offset by a $680 million increase in municipal loans. Commercial real estate construction and land development loans increased $209 million, and within consumer loans, 1-4 family residential mortgage loans decreased $1.1 billion, primarily due to continued refinancing activity. Unfunded lending commitments and letters of credit increased $1.5 billion, or 6%, to $25.7 billion at June 30, 2021, from $24.2 billion at June 30, 2020, primarily due to a decrease in commitment utilization.
- more -

ZIONS BANCORPORATION, N.A.
Press Release – Page 6
July 19, 2021

Deposits and Borrowed Funds
				2Q21 - 1Q21		2Q21 - 2Q20
(In millions)	2Q21	1Q21	2Q20	$	%	$	%
Noninterest-bearing demand	$38,128	$35,882	$30,714	$2,246	6%	$7,414	24%
Interest-bearing:
Savings and money market	36,037	35,762	31,307	275	1	4,730	15
Time	1,940	2,209	3,663	(269)	(12)	(1,723)	(47)
Total deposits	$76,105	$73,853	$65,684	$2,252	3	$10,421	16

Borrowed funds:
Federal funds purchased and other short-term borrowings	$741	$1,032	$860	$(291)	(28)	$(119)	(14)
Long-term debt	1,308	1,299	1,353	9	1	(45)	(3)
Total borrowed funds	$2,049	$2,331	$2,213	$(282)	(12)	$(164)	(7)

Total deposits increased $10.4 billion, or 16%, to $76.1 billion as of June 30, 2021, primarily due to a $7.4 billion increase in noninterest-bearing deposits. Average total deposits increased to $74.6 billion, compared with $63.0 billion for the second quarter of 2020. Average noninterest-bearing deposits increased 26% to $36.5 billion, from $29.1 billion for the second quarter of 2020, and were 49% and 46% of average total deposits, respectively, for the same periods.
Total borrowed funds decreased $0.2 billion, or 7%, to $2.0 billion as of June 30, 2021. Average borrowed funds decreased to $2.1 billion, compared with $4.0 billion for the prior year quarter. The decrease in both end-of-period and average borrowed funds reflects less reliance on federal funds purchased and other short-term borrowings due to the strength of deposit growth, which significantly exceeded earning asset growth over this period.

Shareholders’ Equity
				2Q21 - 1Q21		2Q21 - 2Q20
(In millions)	2Q21	1Q21	2Q20	$	%	$	%
Shareholders’ equity:
Preferred stock	$440	$566	$566	$(126)	(22)%	$(126)	(22)%
Common stock and additional paid-in capital	2,565	2,653	2,675	(88)	(3)	(110)	(4)
Retained earnings	4,853	4,566	3,979	287	6	874	22
Accumulated other comprehensive income	175	148	355	27	18	(180)	(51)
Total shareholders' equity	$8,033	$7,933	$7,575	$100	1	$458	6

Capital distributions:
Common dividends paid	$56	$56	$56	$—	—	$—	—
Bank common stock repurchased	100	50	—	50	NM	100	NM
Total capital distributed to common shareholders	$156	$106	$56	$50	47	$100	NM

During the second quarter of 2021, the common stock dividend was $0.34 per share, unchanged from the prior year quarter. Weighted average diluted shares outstanding decreased 1.4 million from the second quarter of 2020, primarily due to share repurchases. During the second quarter of 2021, we repurchased 1.7 million common shares outstanding for $100 million at an average price of $57.95 per share. We also redeemed the outstanding shares of our 5.75% Series H Non-Cumulative Perpetual Preferred Stock at par value, resulting in a $126 million decrease of preferred stock.
Accumulated other comprehensive income decreased $180 million to $175 million as of June 30, 2021, primarily due to decreases in the fair value of available-for-sale securities as a result of changes in interest rates.
- more -

ZIONS BANCORPORATION, N.A.
Press Release – Page 7
July 19, 2021
Tangible book value per common share increased to $40.54 at June 30, 2021, compared with $36.56 at June 30, 2020. Basel III common equity tier 1 (“CET1”) capital was $6.4 billion at June 30, 2021 and $5.7 billion at June 30, 2020. The estimated Basel III CET1 capital ratio was 11.3% at June 30, 2021, compared with 10.2% at June 30, 2020. For information on non-GAAP financial measures, see pages 16-18.
Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss these second quarter results at 5:30 p.m. ET this afternoon (July 19, 2021). Media representatives, analysts, investors, and the public are invited to join this discussion by calling (253) 237-1247 (domestic and international) and entering the passcode 2092815, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.
About Zions Bancorporation, N.A.
Zions Bancorporation, N.A. is one of the nation's premier financial services companies with annual net revenue of $2.8 billion in 2020 and more than $85 billion of total assets. Zions operates under local management teams and distinct brands in 11 western states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington, and Wyoming. The Bank is a consistent recipient of national and state-wide customer survey awards in small and middle-market banking, as well as a leader in public finance advisory services and Small Business Administration lending, recently ranking as the tenth largest provider in the U.S. of the SBA’s Paycheck Protection Program loans (including both rounds). In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to local banking brands can be accessed at zionsbancorporation.com.
Forward-Looking Information
This earnings release includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and assumptions regarding future events or determinations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, industry results or regulatory outcomes to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, among others:
•statements with respect to the beliefs, plans, objectives, goals, targets, commitments, designs, guidelines, expectations, anticipations, and future financial condition, results of operations and performance of Zions Bancorporation, National Association and its subsidiaries (collectively “Zions Bancorporation, N.A.,” “the Bank,” “we,” “our,” “us”); and
•statements preceded by, followed by, or that include the words “may,” “might,” “can,” “continue,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “forecasts,” “expect,” “intend,” “target,” “commit,” “design,” “plan,” “projects,” “will,” and the negative thereof and similar words and expressions.
These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Actual results and outcomes may differ materially from those presented. Important risk factors that may cause such material differences include changes in general economic, regulatory, and industry conditions; changes and uncertainties in fiscal, monetary, regulatory, trade and tax policies and legislative and regulatory changes; changes in interest rates and uncertainty regarding the transition away from the London Interbank Offered Rate ("LIBOR") toward other alternative reference rates; the quality and composition of our loan and securities portfolios; competitive pressures and other factors that may affect aspects of our business, such as pricing and demand for our products and services; our ability to execute our strategic plans, manage our risks, and achieve our business objectives; our ability to develop and maintain information security systems, technologies and controls designed to guard against fraud, cyber and privacy risks; and the effects of the COVID-19 pandemic or other national or international crises or conflicts that may occur in the future and governmental responses to such
- more -

ZIONS BANCORPORATION, N.A.
Press Release – Page 8
July 19, 2021
matters. These factors, among others, are discussed in the Bank’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) and available at the SEC’s Internet site (https://www.sec.gov/). In addition, you may obtain documents filed with the SEC by the Bank free of charge by contacting: Investor Relations, Zions Bancorporation, N.A., One South Main Street, 11th Floor, Salt Lake City, Utah 84133, (801) 844-7637.
We caution you against undue reliance on forward-looking statements, which reflect our views only as of the date they are made. Except as may be required by law, Zions Bancorporation, N.A. specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

- more -

ZIONS BANCORPORATION, N.A.
Press Release – Page 9
July 19, 2021
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In millions, except share, per share, and ratio data)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
BALANCE SHEET [1]
Loans held for investment, net of allowance	$50,863	$52,826	$52,699	$53,892	$54,269
Total assets	87,208	85,121	81,479	78,357	76,447
Deposits	76,105	73,853	69,653	67,094	65,684
Total shareholders’ equity	8,033	7,933	7,886	7,668	7,575
STATEMENT OF INCOME
Net earnings applicable to common shareholders	$345	$314	$275	$167	$57
Net interest income	555	545	550	555	563
Taxable-equivalent net interest income [2]	562	553	557	562	569
Total noninterest income	205	169	166	157	117
Total noninterest expense	428	435	424	442	430
Adjusted pre-provision net revenue [2]	290	253	280	267	300
Provision for credit losses	(123)	(132)	(67)	55	168
SHARE AND PER COMMON SHARE AMOUNTS
Net earnings per diluted common share	$2.08	$1.90	$1.66	$1.01	$0.34
Dividends	0.34	0.34	0.34	0.34	0.34
Book value per common share [1]	46.80	44.98	44.61	43.30	42.74
Tangible book value per common share [1,2]	40.54	38.77	38.42	37.11	36.56
Weighted average share price	55.86	51.34	36.86	32.09	31.53
Weighted average diluted common shares outstanding (in thousands)	163,054	163,887	163,900	163,779	164,425
Common shares outstanding (in thousands) [1]	162,248	163,800	164,090	164,009	163,978
SELECTED RATIOS AND OTHER DATA
Return on average assets	1.65%	1.57%	1.41%	0.89%	0.35%
Return on average common equity	18.6%	17.4%	15.3%	9.4%	3.3%
Return on average tangible common equity [2]	21.6%	20.2%	17.8%	11.0%	3.8%
Net interest margin	2.79%	2.86%	2.95%	3.06%	3.23%
Cost of total deposits, annualized	0.04%	0.05%	0.08%	0.11%	0.15%
Efficiency ratio [2]	59.1%	63.5%	60.2%	62.2%	57.3%
Effective tax rate	22.2%	21.7%	20.9%	18.6%	19.5%
Ratio of nonperforming assets to loans and leases and other real estate owned	0.60%	0.61%	0.69%	0.68%	0.62%
Annualized ratio of net loan and lease charge-offs to average loans	(0.02)%	0.06%	0.11%	0.38%	0.23%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.12%	1.30%	1.56%	1.68%	1.66%
Full-time equivalent employees	9,727	9,682	9,678	9,726	9,859
CAPITAL RATIOS AND DATA [1]
Common equity tier 1 capital [3]	$6,383	$6,206	$6,013	$5,804	$5,696
Risk-weighted assets [3]	56,342	55,402	55,866	55,654	55,878
Tangible common equity ratio	7.6%	7.6%	7.8%	7.9%	7.9%
Common equity tier 1 capital ratio [3]	11.3%	11.2%	10.8%	10.4%	10.2%
Tier 1 leverage ratio [3]	8.0%	8.3%	8.3%	8.3%	8.4%
Tier 1 risk-based capital ratio [3]	12.1%	12.2%	11.8%	11.4%	11.2%
Total risk-based capital ratio [3]	14.2%	14.5%	14.1%	13.7%	13.5%
1 At period end.
2    For information on non-GAAP financial measures, see pages 16-18.
3 Current period ratios and amounts represent estimates.
- more -

ZIONS BANCORPORATION, N.A.
Press Release – Page 10
July 19, 2021
CONSOLIDATED BALANCE SHEETS

(In millions, shares in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$525	$576	$543	$576	$570
Money market investments:
Interest-bearing deposits	10,086	8,427	1,074	856	1,579
Federal funds sold and security resell agreements	1,714	1,315	5,765	2,804	266
Investment securities:
Held-to-maturity[1], at amortized cost	620	583	636	592	688
Available-for-sale, at fair value	18,170	16,644	15,731	14,662	14,201
Trading account, at fair value	181	189	266	198	160
Total securities, net of allowance	18,971	17,416	16,633	15,452	15,049
Loans held for sale	66	77	81	89	105
Loans and leases, net of unearned income and fees	51,398	53,472	53,476	54,745	55,129
Less allowance for loan losses	535	646	777	853	860
Loans held for investment, net of allowance	50,863	52,826	52,699	53,892	54,269
Other noninterest-bearing investments	895	815	817	830	813
Premises, equipment and software, net	1,239	1,236	1,209	1,187	1,173
Goodwill and intangibles	1,015	1,016	1,016	1,016	1,014
Other real estate owned	23	3	4	6	5
Other assets	1,811	1,414	1,638	1,649	1,604
Total assets	$87,208	$85,121	$81,479	$78,357	$76,447
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$38,128	$35,882	$32,494	$31,338	$30,714
Interest-bearing:
Savings and money market	36,037	35,762	34,571	32,305	31,307
Time	1,940	2,209	2,588	3,451	3,663
Total deposits	76,105	73,853	69,653	67,094	65,684
Federal funds purchased and other short-term borrowings	741	1,032	1,572	1,252	860
Long-term debt	1,308	1,299	1,336	1,347	1,353
Reserve for unfunded lending commitments	39	49	58	64	54
Other liabilities	982	955	974	932	921
Total liabilities	79,175	77,188	73,593	70,689	68,872
Shareholders’ equity:
Preferred stock, without par value; authorized 4,400 shares	440	566	566	566	566
Common stock[2] ($0.001 par value; authorized 350,000 shares) and additional paid-in capital	2,565	2,653	2,686	2,680	2,675
Retained earnings	4,853	4,566	4,309	4,090	3,979
Accumulated other comprehensive income	175	148	325	332	355
Total shareholders’ equity	8,033	7,933	7,886	7,668	7,575
Total liabilities and shareholders’ equity	$87,208	$85,121	$81,479	$78,357	$76,447
[1] Held-to-maturity (approximate fair value)	$622	$584	$640	$596	$691
[2] Common shares (issued and outstanding)	162,248	163,800	164,090	164,009	163,978
- more -

ZIONS BANCORPORATION, N.A.
Press Release – Page 11
July 19, 2021
CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three Months Ended
(In millions, except share and per share amounts)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Interest income:
Interest and fees on loans	$492	$488	$499	$505	$514
Interest on money market investments	4	3	3	2	1
Interest on securities	74	71	69	74	80
Total interest income	570	562	571	581	595
Interest expense:
Interest on deposits	7	9	13	18	23
Interest on short- and long-term borrowings	8	8	8	8	9
Total interest expense	15	17	21	26	32
Net interest income	555	545	550	555	563
Provision for credit losses:
Provision for loan losses	(113)	(123)	(61)	45	161
Provision for unfunded lending commitments	(10)	(9)	(6)	10	7
Total provision for credit losses	(123)	(132)	(67)	55	168
Net interest income after provision for credit losses	678	677	617	500	395
Noninterest income:
Commercial account fees	34	32	32	32	30
Card fees	24	21	22	21	19
Retail and business banking fees	18	17	18	17	15
Loan-related fees and income	21	25	25	32	27
Capital markets and foreign exchange fees	17	15	19	16	18
Wealth management fees	12	12	10	10	9
Other customer-related fees	13	11	13	11	12
Customer-related fees	139	133	139	139	130
Fair value and nonhedge derivative income (loss)	(5)	18	8	8	(12)
Dividends and other income	8	7	7	6	3
Securities gains (losses), net	63	11	12	4	(4)
Total noninterest income	205	169	166	157	117
Noninterest expense:
Salaries and employee benefits	272	288	277	269	267
Occupancy, net	33	33	33	33	32
Furniture, equipment and software, net	32	32	30	32	32
Other real estate expense, net	—	—	1	—	—
Credit-related expense	6	6	6	6	6
Professional and legal services	17	20	19	12	10
Advertising	4	5	6	7	3
FDIC premiums	6	7	6	7	7
Other	58	44	46	76	73
Total noninterest expense	428	435	424	442	430
Income before income taxes	455	411	359	215	82
Income taxes	101	89	75	40	16
Net income	354	322	284	175	66
Preferred stock dividends	(9)	(8)	(9)	(8)	(9)
Net earnings applicable to common shareholders	$345	$314	$275	$167	$57
Weighted average common shares outstanding during the period:
Basic shares (in thousands)	162,742	163,551	163,658	163,608	163,542
Diluted shares (in thousands)	163,054	163,887	163,900	163,779	164,425
Net earnings per common share:
Basic	$2.08	$1.90	$1.66	$1.01	$0.34
Diluted	2.08	1.90	1.66	1.01	0.34
- more -

ZIONS BANCORPORATION, N.A.
Press Release – Page 12
July 19, 2021
Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Commercial:
Commercial and industrial	$12,947	$12,843	$13,444	$13,543	$14,076
PPP	4,461	6,465	5,572	6,810	6,690
Leasing	307	310	320	319	324
Owner occupied	8,231	8,112	8,185	8,136	8,083
Municipal	3,215	3,234	2,951	2,706	2,535
Total commercial	29,161	30,964	30,472	31,514	31,708
Commercial real estate:
Construction and land development	2,576	2,443	2,345	2,298	2,367
Term	9,532	9,617	9,759	9,729	9,587
Total commercial real estate	12,108	12,060	12,104	12,027	11,954
Consumer:
Home equity credit line	2,727	2,695	2,745	2,797	2,856
1-4 family residential	6,269	6,630	6,969	7,209	7,393
Construction and other consumer real estate	593	589	630	633	640
Bankcard and other revolving plans	415	409	432	431	437
Other	125	125	124	134	141
Total consumer	10,129	10,448	10,900	11,204	11,467
Loans and leases, net of unearned income and fees	$51,398	$53,472	$53,476	$54,745	$55,129

Nonperforming Assets
(Unaudited)

(In millions)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020

Nonaccrual loans[1]	$307	$324	$367	$366	$339
Other real estate owned[2]	1	3	4	6	5
Total nonperforming assets	$308	$327	$371	$372	$344
Ratio of nonperforming assets to loans[1] and leases and other real estate owned[2]	0.60%	0.61%	0.69%	0.68%	0.62%
Accruing loans past due 90 days or more	$6	$9	$12	$9	$16
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.01%	0.02%	0.02%	0.02%	0.03%
Nonaccrual loans and accruing loans past due 90 days or more	$313	$333	$379	$375	$355
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans[1] and leases	0.61%	0.62%	0.71%	0.68%	0.64%
Accruing loans past due 30-89 days	$29	$100	$112	$58	$168
Restructured loans included in nonaccrual loans	128	134	113	84	88
Restructured loans on accrual	330	280	198	197	197
Classified loans	1,557	1,660	1,641	1,639	1,477
1 Includes loans held for sale.
2 Does not include banking premises held for sale.
- more -

ZIONS BANCORPORATION, N.A.
Press Release – Page 13
July 19, 2021
Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In millions)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Allowance for Loan Losses
Balance at beginning of period	$646	$777	$853	$860	$730
Provision for loan losses	(113)	(123)	(61)	45	161
Loan and lease charge-offs	8	21	21	58	36
Less: Recoveries	10	13	6	6	5
Net loan and lease charge-offs	(2)	8	15	52	31
Balance at end of period	$535	$646	$777	$853	$860
Ratio of allowance for loan losses to loans[1] and leases, at period end	1.04%	1.21%	1.45%	1.56%	1.56%
Ratio of allowance for loan losses to nonaccrual loans[1] at period end	175%	199%	212%	242%	254%
Annualized ratio of net loan and lease charge-offs to average loans	(0.02)%	0.06%	0.11%	0.38%	0.23%
Annualized ratio of net loan and lease charge-offs to average loans (excluding PPP loans)	(0.02)%	0.07%	0.13%	0.43%	0.25%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$49	$58	$64	$54	$47
Provision for unfunded lending commitments	(10)	(9)	(6)	10	7
Balance at end of period	$39	$49	$58	$64	$54

Allowance for Credit Losses
Allowance for loan losses	$535	$646	$777	$853	$860
Reserve for unfunded lending commitments	39	49	58	64	54
Total allowance for credit losses	$574	$695	$835	$917	$914
Ratio of total allowance for credit losses to loans[1] and leases outstanding, at period end	1.12%	1.30%	1.56%	1.68%	1.66%
Ratio of total allowance for credit losses to loans[1] and leases outstanding (excluding PPP loans), at period end	1.22%	1.48%	1.74%	1.91%	1.88%
1 Does not include loans held for sale.
- more -

ZIONS BANCORPORATION, N.A.
Press Release – Page 14
July 19, 2021
Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020

Loans held for sale	$1	$—	$—	$14	$—
Commercial:
Commercial and industrial	$111	$119	$140	$158	$172
PPP	1	—	—	—	—
Leasing	—	—	—	1	1
Owner occupied	69	74	76	81	68
Municipal	—	—	—	—	—
Total commercial	181	193	216	240	241
Commercial real estate:
Construction and land development	—	—	—	—	—
Term	28	31	31	37	23
Total commercial real estate	28	31	31	37	23
Consumer:
Home equity credit line	18	19	16	16	15
1-4 family residential	78	80	103	59	59
Construction and other consumer real estate	—	—	—	—	—
Bankcard and other revolving plans	1	1	1	—	1
Other	—	—	—	—	—
Total consumer	97	100	120	75	75
Total nonaccrual loans	$307	$324	$367	$366	$339

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Commercial:
Commercial and industrial	$(2)	$8	$15	$51	$26
PPP	—	—	—	—	—
Leasing	—	—	—	—	—
Owner occupied	—	—	—	(1)	2
Municipal	—	—	—	—	—
Total commercial	(2)	8	15	50	28
Commercial real estate:
Construction and land development	—	—	—	—	—
Term	—	—	—	1	—
Total commercial real estate	—	—	—	1	—
Consumer:
Home equity credit line	(1)	(1)	—	—	—
1-4 family residential	—	(1)	(1)	—	—
Construction and other consumer real estate	—	—	—	—	—
Bankcard and other revolving plans	1	1	—	1	2
Other	—	1	1	—	1
Total consumer loans	—	—	—	1	3
Total net charge-offs (recoveries)	$(2)	$8	$15	$52	$31
- more -

ZIONS BANCORPORATION, N.A.
Press Release – Page 15
July 19, 2021
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)	Three Months Ended
	June 30, 2021		March 31, 2021		June 30, 2020
(In millions)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments	$10,253	0.17%	$7,791	0.16%	$1,610	0.35%
Securities:
Held-to-maturity	579	2.91%	663	2.98%	632	3.58%
Available-for-sale	17,041	1.63%	15,876	1.69%	14,128	2.12%
Trading account	211	4.43%	231	3.96%	149	4.29%
Total securities	17,831	1.71%	16,770	1.77%	14,909	2.20%
Loans held for sale	62	2.50%	68	2.81%	125	5.02%
Loans and leases:[2]
Commercial - excluding PPP loans	24,560	3.85%	24,732	3.83%	25,773	4.05%
Commercial - PPP loans	5,945	4.56%	6,135	3.98%	5,016	3.14%
Commercial real estate	12,037	3.46%	12,133	3.50%	11,866	3.81%
Consumer	10,228	3.51%	10,665	3.59%	11,613	3.66%
Total loans and leases	52,770	3.77%	53,665	3.73%	54,268	3.83%
Total interest-earning assets	80,916	2.86%	78,294	2.95%	70,912	3.41%
Cash and due from banks	579		614		617
Allowance for credit losses on loans and debt securities	(647)		(774)		(724)
Goodwill and intangibles	1,015		1,016		1,014
Other assets	4,094		3,930		4,095
Total assets	$85,957		$83,080		$75,914
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$35,987	0.06%	$35,232	0.07%	$30,094	0.13%
Time	2,108	0.42%	2,491	0.55%	3,853	1.35%
Total interest-bearing deposits	38,095	0.08%	37,723	0.10%	33,947	0.27%
Borrowed funds:
Federal funds purchased and other short-term borrowings	834	0.06%	1,110	0.07%	2,230	0.11%
Long-term debt	1,303	2.31%	1,324	2.30%	1,736	1.93%
Total borrowed funds	2,137	1.43%	2,434	1.28%	3,966	0.91%
Total interest-bearing funds	40,232	0.15%	40,157	0.17%	37,913	0.34%
Noninterest-bearing demand deposits	36,545		33,723		29,053
Other liabilities	1,200		1,301		1,352
Total liabilities	77,977		75,181		68,318
Shareholders’ equity:
Preferred equity	544		566		566
Common equity	7,436		7,333		7,030
Total shareholders’ equity	7,980		7,899		7,596
Total liabilities and shareholders’ equity	$85,957		$83,080		$75,914
Spread on average interest-bearing funds		2.71%		2.78%		3.07%
Impact of net noninterest-bearing sources of funds		0.08%		0.08%		0.16%
Net interest margin		2.79%		2.86%		3.23%
Memo: total loans and leases, excluding PPP loans	46,825	3.67%	47,530	3.69%	49,252	3.90%
Memo: total cost of deposits		0.04%		0.05%		0.15%
Memo: total deposits and interest-bearing liabilities	76,777	0.08%	73,880	0.09%	66,966	0.19%
1 Rates are calculated using amounts in thousands and a tax rate of 21% for the periods presented.
2 Net of unamortized purchase premiums, discounts, and deferred loan fees and costs.
- more -

ZIONS BANCORPORATION, N.A.
Press Release – Page 16
July 19, 2021
GAAP to Non-GAAP Reconciliations
(Unaudited)
This press release presents non-GAAP financial measures, in addition to GAAP financial measures, to provide investors with additional information. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are presented in the following schedules. We consider these adjustments to be relevant to ongoing operating results and provide a meaningful base for period-to-period and company-to-company comparisons. These non-GAAP financial measures are used by us to assess our performance and financial position and for presentations of our performance to investors. We further believe that presenting these non-GAAP financial measures will permit investors to assess our performance on the same basis as that applied by our management.
Non-GAAP financial measures have inherent limitations, and are not required to be uniformly applied by individual entities. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP. The following are non-GAAP financial measures presented in this press release and a discussion of the reasons for which we use these non-GAAP measures:
Tangible Book Value per Common Share – this schedule also includes “tangible common equity.” Tangible book value per common share is a non-GAAP financial measure that we believe provides additional useful information about the level of tangible equity in relation to outstanding shares of common stock. We believe the use of ratios that utilize tangible equity provides additional useful information about capital adequacy because they present measures of those assets that can generate income.

(In millions, except shares and per share amounts)		June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Tangible Book Value per Common Share
Total shareholders’ equity (GAAP)		$8,033	$7,933	$7,886	$7,668	$7,575
Preferred stock		(440)	(566)	(566)	(566)	(566)
Goodwill and intangibles		(1,015)	(1,016)	(1,016)	(1,016)	(1,014)
Tangible common equity (non-GAAP)	(a)	$6,578	$6,351	$6,304	$6,086	$5,995
Common shares outstanding (in thousands)	(b)	162,248	163,800	164,090	164,009	163,978
Tangible book value per common share (non-GAAP)	(a/b)	$40.54	$38.77	$38.42	$37.11	$36.56
Return on Average Tangible Common Equity (“ROTCE”) – this schedule also includes “net earnings applicable to common shareholders, net of tax” and “average tangible common equity.” ROTCE is a non-GAAP financial measure that we believe provides useful information about our use of shareholders’ equity. We believe the use of ratios that utilize tangible equity provides additional useful information about our performance because they present measures of those assets that can generate income.

		Three Months Ended
(Dollar amounts in millions)		June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Return on Average Tangible Common Equity
Net earnings applicable to common shareholders, net of tax	(a)	$345	$314	$275	$167	$57
Average common equity (GAAP)		$7,436	$7,333	$7,166	$7,078	$7,030
Average goodwill and intangibles		(1,015)	(1,016)	(1,016)	(1,015)	(1,014)
Average tangible common equity (non-GAAP)	(b)	$6,421	$6,317	$6,150	$6,063	$6,016
Number of days in quarter	(c)	91	90	92	92	91
Number of days in year	(d)	365	365	366	366	366
Return on average tangible common equity (non-GAAP)	(a/b/c)*d	21.6%	20.2%	17.8%	11.0%	3.8%

- more -

ZIONS BANCORPORATION, N.A.
Press Release – Page 17
July 19, 2021
GAAP to Non-GAAP Reconciliations
(Unaudited)
Efficiency Ratio – this schedule also includes “adjusted noninterest expense,” “taxable-equivalent net interest income,” “adjusted taxable-equivalent revenue,” “pre-provision net revenue (PPNR)” and “adjusted PPNR.” The methodology of determining the efficiency ratio may differ among companies. We make adjustments to exclude certain items as identified in the subsequent schedule which we believe allows for more consistent comparability among periods. We believe the efficiency ratio provides useful information regarding the cost of generating revenue. Adjusted noninterest expense provides a measure as to how well we are managing our expenses, and adjusted PPNR enables us and others to assess our ability to generate capital to cover credit losses through a credit cycle. Taxable-equivalent net interest income allows us to assess the comparability of revenue arising from both taxable and tax-exempt sources.

		Three Months Ended
(In millions)		June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$428	$435	$424	$442	$430
Adjustments:
Severance costs		—	—	1	1	—
Other real estate expense, net		—	—	1	—	—
Restructuring costs		—	—	(1)	1	—
Pension termination-related expense		—	(5)	—	—	28
SBIC investment success fee accrual [1]		9	—	—	—	—
Total adjustments	(b)	9	(5)	1	2	28
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$419	$440	$423	$440	$402
Net interest income (GAAP)	(d)	$555	$545	$550	$555	$563
Fully taxable-equivalent adjustments	(e)	7	8	7	7	6
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	562	553	557	562	569
Noninterest income (GAAP)	(g)	205	169	166	157	117
Combined income (non-GAAP)	(f+g)=(h)	767	722	723	719	686
Adjustments:
Fair value and nonhedge derivative income (loss)		(5)	18	8	8	(12)
Securities gains (losses), net		63	11	12	4	(4)
Total adjustments	(i)	58	29	20	12	(16)
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$709	$693	$703	$707	$702
Pre-provision net revenue (PPNR) (non-GAAP)	(h)-(a)	$339	$287	$299	$277	$256
Adjusted PPNR (non-GAAP)	(j)-(c)	290	253	280	267	300
Efficiency ratio (non-GAAP) [2]	(c/j)	59.1%	63.5%	60.2%	62.2%	57.3%
1 The $9 million expense relates to the accrual of a success fee associated with the $63 million unrealized gain from the IPO of our SBIC investment in Recursion Pharmaceuticals, Inc., and will be adjusted based on the mark-to-market value of the investment. The $63 million unrealized gain is excluded from the efficiency ratio through securities gains (losses), net.
2 Excluding the $30 million charitable contribution, the efficiency ratio for the three months ended September 30, 2020 would have been 58.0%.

- more -

ZIONS BANCORPORATION, N.A.
Press Release – Page 18
July 19, 2021

		Six Months Ended
(In millions)		June 30, 2021	June 30, 2020
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$863	$837
Adjustments:
Restructuring costs		—	1
Pension termination-related expense		(5)	28
SBIC investment success fee accrual [1]		9	—
Total adjustments	(b)	4	29
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$859	$808
Net interest income (GAAP)	(d)	$1,100	$1,111
Fully taxable-equivalent adjustments	(e)	15	13
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	1,115	1,124
Noninterest income (GAAP)	(g)	374	250
Combined income (non-GAAP)	(f+g)=(h)	1,489	1,374
Adjustments:
Fair value and nonhedge derivative loss		13	(23)
Securities gains, net		74	(9)
Total adjustments	(i)	87	(32)
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$1,402	$1,406
Pre-provision net revenue (PPNR)	(h)-(a)	$626	$537
Adjusted PPNR (non-GAAP)	(j)-(c)	543	598
Efficiency ratio (non-GAAP)	(c/j)	61.3%	57.5%
1 The $9 million expense relates to the accrual of a success fee associated with the $63 million unrealized gain from the IPO of our SBIC investment in Recursion Pharmaceuticals, Inc., and will be adjusted based on the mark-to-market value of the investment. The $63 million unrealized gain is excluded from the efficiency ratio through securities gains (losses), net.
# # #